EXHIBIT 23.4
CONSENT OF WRIGHT & COMPANY, INC.
     We hereby consent to the use of the name Wright & Company Inc. and to the incorporation by reference of our name in the Current Report on Form 8-K of Range Resources Corporation (the “Company”) dated June 19, 2007, to which this consent is an exhibit.

WRIGHT & COMPANY

/s/ D. Randall Wright
	By:	D. Randall Wright
President
Brentwood, TN June 18, 2007